UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 12, 2013

Level 3 Communications, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-15658	47-0210602
(State or other	(Commission File	(IRS employer
jurisdiction of incorporation)	Number)	Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado (Address of principal executive offices)	80021 (Zip code)

720-888-1000
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On August 12, 2013, Level 3 Financing, Inc. (“Level 3 Financing”), a Delaware corporation and a wholly owned subsidiary of Level 3 Communications, Inc. (the “Company” or “Level 3”), entered into a sixth amendment agreement (the “Sixth Amendment Agreement”) to the Existing Credit Agreement (as defined below) to incur $815 million in aggregate borrowings under the Existing Credit Agreement through an additional $815 million Tranche B-III 2019 (the “New Tranche”). The net proceeds of the New Tranche were used to pre-pay the Company’s $815 million Tranche B 2019 Term Loan under the Existing Credit Agreement (as defined below).  As a result of the incurrence of the New Tranche and the pre-payment of the Tranche B 2019 Term Loan, the total aggregate principal amount of the loans under the Restated Credit Agreement (as defined below) remains $2,610,500,000. The New Tranche matures on August 1, 2019.

The New Tranche has an interest rate of, in the case of any ABR Borrowing (as defined in the Restated Credit Agreement), equal (a) to the greater of (i) the Prime Rate (as defined in the Restated Credit Agreement) in effect on such day, (ii) the Federal Funds Effective Rate (as defined in the Restated Credit Agreement) in effect on such day plus ½ of 1% and (iii) the sum of (A) the higher of (x) the LIBO Rate (as defined in the Restated Credit Agreement) for a one month interest period on such day and (y) 1.0%, plus (B) 1.0%, plus (b) 2.0% per annum.  In the case of any Eurodollar Borrowing (as defined in the Restated Credit Agreement), the New Tranche bears interest at the LIBO Rate for the interest period for such borrowing plus 3.0% per annum.

The Company, as guarantor, Level 3 Financing, as borrower, Merrill Lynch Capital Corporation, as Administrative Agent and Collateral Agent, and certain other agents and certain lenders are party to that certain Credit Agreement, dated as of March 13, 2007, as amended and restated by that certain Fifth Amendment Agreement, dated as of October 4, 2012 (the “Existing Credit Agreement”). The Existing Credit Agreement as further amended and restated by the Fifth Amendment Agreement is referred to as the “Restated Credit Agreement.”

Level 3 Financing’s obligations under the New Tranche are, subject to certain exceptions, secured by certain of the assets of (i) the Company and (ii) certain of the Company’s material domestic subsidiaries which are engaged in the telecommunications business and which were able to grant a lien on their assets without regulatory approval. The Company and certain of its subsidiaries have also guaranteed the obligations of Level 3 Financing under the New Tranche.  Upon obtaining regulatory approvals, Level 3 Communications, LLC, an indirect, wholly owned subsidiary of the Company (“Level 3 LLC”), and its material domestic subsidiaries will guarantee and, subject to certain exceptions, pledge certain of their assets to secure the obligations under the New Tranche.

No changes have been made to any restrictive covenants or events of default contained in the Existing Credit Agreement, but certain changes were pre-agreed by the lenders of the New Tranche relating to the refinancing provisions.

The foregoing description of the Sixth Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the Fifth Amendment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition to the Sixth Amendment Agreement, in connection with incurrence of the New Tranche, Level 3 Financing and Level 3 LLC entered into an Amended and Restated Loan Proceeds Note with initial principal amount of $3,430,000,000 filed as Exhibit 10.2 to this Current Report on Form 8-K.  In connection with the pre-payment of the Tranche B 2019 Term Loan, Level 3 Financing and Level 3 LLC entered into a subsequent Amended and Restated Loan Proceeds Note with initial principal amount of $2,610,500,000 filed as Exhibit 10.3 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired
None

(b)	Pro Forma Financial Information
None

(c)	Shell Company Transactions
None

(d)	Exhibits

10.1

Sixth Amendment Agreement to Amended and Restated Credit Agreement, dated as of August 12, 2013, among Level 3 Communications, Inc., Level 3 Financing, Inc., the Lenders party thereto and Merrill Lynch Capital Corporation.

	10.2	Amended and Restated Loan Proceeds Note, dated as of August 12, 2013,issued by Level 3 Communications, LLC to Level 3 Financing, Inc.

	10.3	Amended and Restated Loan Proceeds Note, dated as of August 12, 2013,issued by Level 3 Communications, LLC to Level 3 Financing, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Level 3 Communications, Inc.

By: /s/ Neil J. Eckstein
Neil J. Eckstein, Senior Vice President

Date: August 13, 2013

Exhibit Index

Exhibit	Description

10.1

Sixth Amendment Agreement to Amended and Restated Credit Agreement, dated as of August 12, 2013, among Level 3 Communications, Inc., Level 3 Financing, Inc., the Lenders party thereto and Merrill Lynch Capital Corporation.

10.2	Amended and Restated Loan Proceeds Note, dated as of August 12, 2013, issued by Level 3 Communications, LLC to Level 3 Financing, Inc.

10.3	Amended and Restated Loan Proceeds Note, dated as of August 12, 2013, issued by Level 3 Communications, LLC to Level 3 Financing, Inc.